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                                  EXHIBIT 10.41

                              AMENDMENT TO CONTRACT

      Amendment to Employment Contract dated February 1, 2002, between EDGAR ONLINE, INC., hereinafter ("Company") and GREG ADAMS ("Employee").

      WHEREAS, Company and Employee wish to continue Employee's employment with the Company; and

      WHEREAS, in consideration for Employee's continued employment and change in responsibilities, the parties wish to modify certain provisions of the Employment Contract,

      NOW THEREFORE, in consideration for $10.00 and other good and valuable consideration, the parties hereby agree as follows:

      1. For purposes of Section 3 Duties, modify the position to that of Chief Operating Officer and Chief Financial Officer.

      2. That Employee's compensation pursuant to paragraph 4(a) of that certain Employment Contract dated February 1, 2002, is hereby modified and amended so as to increase Employee's annual compensation, effective of February 17, 2003, from $155,000 to $195,000 per annum; and

      3. For purposes of Paragraph 7(c) of that certain Employment Contract dated February 1, 2002, the Employee's then applicable annual base salary shall remain at the February 16,2003 rate of $155,000.

      In all other respects the Employment Contract dated May 6, 1999 shall remain in full force and effect and unaltered.

EDGAR Online, Inc.

By:  /s/ Susan Strausberg
   --------------------------------
     Susan Strausberg
     Chief Executive Officer




/s/ Greg Adams
----------------------------
GREG ADAMS

February 17, 2003